Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements No. 333-07589, No. 333-31105, No. 333-83235, each on Form S-8, of our report dated January 21, 2005 on our audits of the consolidated financial statements of Heritage Oaks Bancorp and Subsidiaries as of December 31, 2004 and 2003, and for each of the three years in the period ended December 31, 2004, appearing in this Annual Report on Form 10-KSB.

/s/ Vavrinek, Trine, Day & Co., LLP

Rancho Cucamonga, California
March 23, 2005